Press Release May 8, 2024

HF Sinclair Corporation Reports 2024 First Quarter Results and Announces Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $314.7 million, or $1.57 per diluted share, and adjusted net income of $142.3 million, or $0.71 per diluted share, for the first quarter

•Reported EBITDA of $617.4 million and Adjusted EBITDA of $399.1 million for the first quarter

•Returned $269.0 million to stockholders through dividends and share repurchases in the first quarter

•Authorized a new $1.0 billion share repurchase program

•Announced a regular quarterly dividend of $0.50 per share

Dallas, Texas, May 8, 2024 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported first quarter net income attributable to HF Sinclair stockholders of $314.7 million, or $1.57 per diluted share, for the quarter ended March 31, 2024, compared to $353.3 million, or $1.79 per diluted share, for the quarter ended March 31, 2023. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the first quarter of 2024 was $142.3 million, or $0.71 per diluted share, compared to $394.1 million, or $2.00 per diluted share, for the first quarter of 2023.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “We are pleased to report our first quarter, 2024 results. We continue to advance our corporate strategy focused on improving reliability, optimizing and integrating our portfolio and generating strong cash flows to support our cash return strategy. During the quarter, our businesses maintained safe and reliable operations, representing another quarter of successful turnaround and maintenance execution. We also returned $269 million in cash to shareholders during the quarter and today announced a new $1.0 billion share repurchase authorization demonstrating our continued commitment to shareholder returns. Looking forward, as we head into summer driving season, we expect a favorable market environment and believe we are well positioned to generate strong earnings and cash flows.”

Refining segment income before interest and income taxes was $312.0 million for the first quarter of 2024 compared to $436.9 million for the first quarter of 2023. The segment reported EBITDA of $429.4 million for the first quarter of 2024 compared to $537.0 million for the first quarter of 2023. Excluding the lower of cost or market inventory valuation benefit of $220.6 million, the segment reported Adjusted EBITDA in the first quarter of 2024 was $208.8 million. This decrease was principally driven by lower refinery gross margins in both the West and Mid-Continent regions as a result of seasonal demand weakness for transportation fuels in our regions, partially offset by higher refined product sales volumes. Consolidated refinery gross margin was $12.70 per produced barrel, a 45% decrease compared to $23.20 for the first quarter of 2023. Crude oil charge averaged 604,930 barrels per day (“BPD”) for the first quarter of 2024 compared to 498,500 BPD for the first quarter of 2023. This increase was primarily a result of decreased turnaround activities and improved reliability at our refineries compared to the first quarter of 2023.

Renewables segment loss before interest and income taxes was $(40.0) million for the first quarter of 2024, compared to a loss of $(64.6) million for the first quarter of 2023. The segment reported EBITDA of $(19.7) million for the first quarter of 2024 compared to $(44.6) million for the first quarter of 2023. Excluding the lower of cost or market inventory valuation adjustment, the segment reported Adjusted EBITDA of $(18.6) million for the first quarter of 2024 compared to $3.0 million for the first quarter of 2023. This decrease was primarily due to weakened RINs and Low Carbon Fuel Standard prices in the first quarter of 2024. Total sales volumes were 61 million gallons for the first quarter of 2024 as compared to 46 million gallons for the first quarter of 2023.

Marketing segment income before interest and income taxes was $9.4 million for the first quarter of 2024 compared to $0.5 million for the first quarter of 2023. The segment reported EBITDA of $15.7 million for the first quarter of 2024 compared to $6.4 million for the first quarter of 2023. This increase was primarily driven by stronger branded wholesale margins in the first quarter of 2024. Total branded fuel sales volumes were 321 million gallons for the first quarter of 2024 as compared to 328 million gallons for the first quarter of 2023.

Lubricants & Specialties segment income before interest and income taxes was $64.5 million for the first quarter of 2024, compared to an income of $78.2 million in the first quarter of 2023. The segment reported EBITDA of $87.0 million for the first quarter of 2024 compared to $97.6 million in the first quarter of 2023. This decrease was largely driven by lower base oil prices in the first quarter of 2024.

Midstream segment income before interest and income taxes was $93.1 million for the first quarter of 2024 compared to $73.9 million for the first quarter of 2023, and segment reported Adjusted EBITDA of $111.3 million for the first quarter of 2024 compared to $93.3 million for the first quarter of 2023. This increase was primarily driven by higher revenues from tariff increases in the first quarter of 2024.

For the first quarter of 2024, net cash provided by operations totaled $316.9 million. At March 31, 2024, the Company's cash and cash equivalents totaled $1,240.9 million, a $112.9 million decrease over cash and cash equivalents of $1,353.7 million at December 31, 2023. During the first quarter of 2024, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $99.4 million and spent $169.6 million on share repurchases. Additionally, at March 31, 2024, the Company’s consolidated debt was $2,678.6 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share, payable on June 5, 2024 to holders of record of common stock on May 22, 2024.

The Company has scheduled a webcast conference call for today, May 8, 2024, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/868284986. An audio archive of this webcast will be available using the above noted link through May 22, 2024.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to its refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company's plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company's expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company's existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2023
	2024	2023	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$7,027,145	$7,565,142	$(537,997)	(7)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	5,926,500	6,104,057	(177,557)	(3)%
Lower of cost or market inventory valuation adjustment	(219,370)	47,597	(266,967)	(561)%
	5,707,130	6,151,654	(444,524)	(7)%
Operating expenses (exclusive of depreciation and amortization)	607,112	639,383	(32,271)	(5)%
Selling, general and administrative expenses (exclusive of depreciation and amortization)	103,374	95,913	7,461	8%
Depreciation and amortization	198,729	173,983	24,746	14%
Total operating costs and expenses	6,616,345	7,060,933	(444,588)	(6)%
Income from operations	410,800	504,209	(93,409)	(19)%

Other income (expense):
Earnings (loss) of equity method investments	7,346	3,882	3,464	89%
Interest income	22,179	19,935	2,244	11%
Interest expense	(40,691)	(45,822)	5,131	(11)%
Gain on foreign currency transactions	443	870	(427)	(49)%
Gain on sale of assets and other	2,019	1,631	388	24%
	(8,704)	(19,504)	10,800	(55)%
Income before income taxes	402,096	484,705	(82,609)	(17)%
Income tax expense	85,474	99,700	(14,226)	(14)%
Net income	316,622	385,005	(68,383)	(18)%
Less net income attributable to noncontrolling interest	1,958	31,739	(29,781)	(94)%
Net income attributable to HF Sinclair stockholders	$314,664	$353,266	$(38,602)	(11)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$1.57	$1.79	$(0.22)	(12)%
Diluted	$1.57	$1.79	$(0.22)	(12)%
Cash dividends declared per common share	$0.50	$0.45	$0.05	11%
Average number of common shares outstanding:
Basic	198,710	195,445	3,265	2%
Diluted	198,710	195,445	3,265	2%

EBITDA	$617,379	$652,836	$(35,457)	(5)%
Adjusted EBITDA	$399,057	$704,753	$(305,696)	(43)%

Balance Sheet Data

	March 31,	December 31,
	2024	2023
	(In thousands)
Cash and cash equivalents	$1,240,860	$1,353,747
Working capital	$3,404,525	$3,371,905
Total assets	$17,915,990	$17,716,265
Total debt	$2,678,645	$2,739,083
Total equity	$10,276,089	$10,237,298

Segment Information

Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), the pre-treatment unit at our Artesia, New Mexico facility, the Artesia RDU, and the Sinclair RDU.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites from legacy HollyFrontier Corporation (“HollyFrontier”) agreements and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of Holly Energy Partners, L.P. (“HEP”), which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC (“Osage”), the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, Cheyenne Pipeline, LLC, the owner of a pipeline running from Fort Laramie, Wyoming to Cheyenne, Wyoming, and Cushing Connect Pipeline & Terminal LLC, a 25.12% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

Beginning in the first quarter of 2024, our Refining segment acquired from our Midstream segment the refinery processing units at our El Dorado and Woods Cross refineries. Additionally, we amended an intercompany agreement between certain of our subsidiaries within the Refining, Lubricants & Specialties and Midstream segments. As a result, we have revised our Refining, Lubricants & Specialties and Midstream segment information for the periods presented.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2024
Sales and other revenues:
Revenues from external customers	$5,373,025	$179,669	$775,807	$675,545	$23,099	$—	$7,027,145
Intersegment revenues and other (1)	831,220	59,890	—	2,442	131,916	(1,025,468)	—
	$6,204,245	$239,559	$775,807	$677,987	$155,015	$(1,025,468)	$7,027,145
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$5,474,522	$230,273	$752,530	$492,846	$—	$(1,023,671)	$5,926,500
Lower of cost or market inventory valuation adjustment	$(220,558)	$1,188	$—	$—	$—	$—	$(219,370)
Operating expenses	$472,086	$26,461	$—	$64,000	$45,518	$(953)	$607,112
Selling, general and administrative expenses	$48,717	$1,402	$7,756	$34,568	$3,929	$7,002	$103,374
Depreciation and amortization	$117,370	$20,272	$6,303	$22,511	$20,120	$12,153	$198,729
Income (loss) from operations	$312,108	$(40,037)	$9,218	$64,062	$85,448	$(19,999)	$410,800
Income (loss) before interest and income taxes	$312,014	$(40,012)	$9,428	$64,487	$93,050	$(18,359)	$420,608
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,958	$—	$1,958
Earnings (loss) of equity method investments	$—	$—	$—	$—	$7,388	$(42)	$7,346
Capital expenditures	$55,025	$2,650	$7,531	$5,311	$8,106	$10,485	$89,108

Three Months Ended March 31, 2023
Sales and other revenues:
Revenues from external customers	$5,665,214	$202,413	$937,385	$733,714	$26,416	$—	$7,565,142
Intersegment revenues and other (1)	1,053,401	95,603	—	5,796	109,516	(1,264,316)	—
	$6,718,615	$298,016	$937,385	$739,510	$135,932	$(1,264,316)	$7,565,142
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$5,641,131	$262,738	$924,049	$538,860	$—	$(1,262,721)	$6,104,057
Lower of cost or market inventory valuation adjustment	$—	$47,597	$—	$—	$—	$—	$47,597
Operating expenses	$501,759	$31,371	$—	$63,593	$41,679	$981	$639,383
Selling, general and administrative expenses	$39,078	$915	$6,963	$39,264	$4,635	$5,058	$95,913
Depreciation and amortization	$100,083	$19,974	$5,871	$19,368	$19,762	$8,925	$173,983
Income (loss) from operations	$436,564	$(64,579)	$502	$78,425	$69,856	$(16,559)	$504,209
Income (loss) before interest and income taxes	$436,885	$(64,556)	$502	$78,225	$73,912	$(14,376)	$510,592
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,752	$29,987	$31,739
Loss of equity method investments	$—	$—	$—	$—	$3,882	$—	$3,882
Capital expenditures	$67,774	$4,844	$5,255	$8,649	$7,614	$5,933	$100,069
(1)    Includes income earned by certain of our subsidiaries in the Midstream segment related to intercompany transportation agreements with certain of our subsidiaries in the Refining and Lubricants & Specialties segments that represent leases. These transactions eliminate in consolidation.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended March 31,
	2024	2023
Mid-Continent Region
Crude charge (BPD) (1)	259,030	211,390
Refinery throughput (BPD) (2)	273,890	231,260
Sales of produced refined products (BPD) (3)	272,460	205,010
Refinery utilization (4)	99.6%	81.3%

Average per produced barrel (5)
Refinery gross margin	$10.47	$20.06
Refinery operating expenses (6)	6.40	9.28
Net operating margin	$4.07	$10.78

Refinery operating expenses per throughput barrel (7)	$6.37	$8.23

Feedstocks:
Sweet crude oil	50%	65%
Sour crude oil	25%	15%
Heavy sour crude oil	19%	11%
Other feedstocks and blends	6%	9%
Total	100%	100%

Sales of produced refined products:
Gasolines	52%	49%
Diesel fuels	32%	29%
Jet fuels	6%	8%
Fuel oil	1%	1%
Asphalt	3%	4%
Base oils	4%	5%
LPG and other	2%	4%
Total	100%	100%

	Three Months Ended March 31,
	2024	2023
West Region
Crude charge (BPD) (1)	345,900	287,110
Refinery throughput (BPD) (2)	369,410	326,870
Sales of produced refined products (BPD) (3)	359,010	310,950
Refinery utilization (4)	82.8%	68.7%

Average per produced barrel (5)
Refinery gross margin	$14.39	$25.28
Refinery operating expenses (6)	9.59	11.81
Net operating margin	$4.80	$13.47

Refinery operating expenses per throughput barrel (7)	$9.32	$11.23

Feedstocks:
Sweet crude oil	32%	32%
Sour crude oil	43%	40%
Heavy sour crude oil	12%	11%
Black wax crude oil	7%	5%
Other feedstocks and blends	6%	12%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	57%
Diesel fuels	32%	31%
Jet fuels	5%	4%
Fuel oil	2%	2%
Asphalt	2%	2%
LPG and other	6%	4%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	604,930	498,500
Refinery throughput (BPD) (2)	643,300	558,130
Sales of produced refined products (BPD) (3)	631,470	515,960
Refinery utilization (4)	89.2%	73.5%

Average per produced barrel (5)
Refinery gross margin	$12.70	$23.20
Refinery operating expenses (6)	8.22	10.81
Net operating margin	$4.48	$12.39

Refinery operating expenses per throughput barrel (7)	$8.06	$9.99

Feedstocks:
Sweet crude oil	39%	46%
Sour crude oil	36%	30%
Heavy sour crude oil	15%	10%
Black wax crude oil	4%	3%
Other feedstocks and blends	6%	11%
Total	100%	100%

	Three Months Ended March 31,
	2024	2023
Consolidated
Sales of produced refined products:
Gasolines	53%	54%
Diesel fuels	32%	30%
Jet fuels	6%	6%
Fuel oil	1%	1%
Asphalt	2%	3%
Base oils	2%	2%
LPG and other	4%	4%
Total	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations and includes our Sinclair RDU. The renewables gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2024	2023
Renewables
Sales volumes (in thousand gallons)	61,172	46,012
Average per produced gallon (1)
Renewables gross margin	$0.15	$0.77
Renewables operating expense (2)	0.43	0.68
Net operating margin	$(0.28)	$0.09

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our marketing operations. The marketing gross margin does not include the non-cash effects of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2024	2023
Marketing
Number of branded sites at period end (1)	1,547	1,511
Sales volumes (in thousand gallons)	321,010	328,407
Gross margin per gallon of sales (2)	$0.07	$0.04

(1)Includes non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations:

	Three Months Ended March 31,
	2024	2023
Lubricants & Specialties
Sales of produced refined products (BPD)	31,104	31,790

Sales of produced refined products:
Finished products	49%	50%
Base oils	27%	29%
Other	24%	21%
Total	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations:

	Three Months Ended March 31,
	2024	2023
Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	164,628	143,002
Affiliates—intermediate pipelines	138,071	114,326
Affiliates—crude pipelines	441,454	473,712
	744,153	731,040
Third parties—refined product pipelines	36,723	40,431
Third parties—crude pipelines	162,493	175,984
	943,369	947,455
Terminals and loading racks:
Affiliates	788,919	686,845
Third parties	33,110	42,462
	822,029	729,307
Total for pipelines and terminals (BPD)	1,765,398	1,676,762

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) decommissioning costs, (iii) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs and (iv) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Net income attributable to HF Sinclair stockholders	$314,664	$353,266
Add interest expense	40,691	45,822
Subtract interest income	(22,179)	(19,935)
Add income tax expense	85,474	99,700
Add depreciation and amortization	198,729	173,983
EBITDA	$617,379	$652,836
Add (subtract) lower of cost or market inventory valuation adjustment	(219,370)	47,597
Add HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs	—	410
Add acquisition integration and regulatory costs	1,048	3,910
Adjusted EBITDA	$399,057	$704,753

EBITDA attributable to our Refining segment is presented below:

	Three Months Ended March 31,
Refining Segment	2024	2023
	(In thousands)
Income before interest and income taxes (1)	$312,014	$436,885
Add depreciation and amortization	117,370	100,083
EBITDA	429,384	536,968
Add lower of cost or market inventory valuation adjustment	(220,558)	—
Adjusted EBITDA	$208,826	$536,968

(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended March 31,
Renewables Segment	2024	2023
	(In thousands)
Income (loss) before interest and income taxes (1)	$(40,012)	$(64,556)
Add depreciation and amortization	20,272	19,974
EBITDA	(19,740)	(44,582)
Add lower of cost or market inventory valuation adjustment	1,188	47,597
Adjusted EBITDA	$(18,552)	$3,015

(1)Income (loss) before interest and income taxes of our Renewables segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended March 31,
Marketing Segment	2024	2023
	(In thousands)
Income before interest and income taxes (1)	$9,428	$502
Add: depreciation and amortization	6,303	5,871
EBITDA	$15,731	$6,373

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended March 31,
Lubricants & Specialties Segment	2024	2023
	(In thousands)
Income before interest and income taxes (1)	$64,487	$78,225
Add: depreciation and amortization	22,511	19,368
EBITDA	$86,998	$97,593
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Midstream segment is presented below:

	Three Months Ended March 31,
Midstream Segment	2024	2023
	(In thousands)
Income before interest and income taxes (1)	$93,050	$73,912
Add depreciation and amortization	20,120	19,762
Subtract net income attributable to noncontrolling interest	(1,958)	(1,752)
EBITDA	$111,212	$91,922
Add (subtract) share of Osage environmental remediation costs, net of insurance recoveries	—	870
Add acquisition integration and regulatory costs	53	518
Adjusted EBITDA	$111,265	$93,310
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of average refining net operating margin per produced barrel sold to refinery gross margin to refining sales and other revenues

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per barrel amounts)
Consolidated
Refining segment sales and other revenues	$6,204,245	$6,718,615
Refining segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	5,474,522	5,641,131
Lower of cost or market inventory adjustment	(220,558)	—
	950,281	1,077,484
Add lower of cost or market inventory adjustment	(220,558)	—
Refinery gross margin	$729,723	$1,077,484

Refining segment operating expenses	$472,086	$501,759

Produced barrels sold (BPD)	631,470	515,960

Refinery gross margin per produced barrel sold	$12.70	$23.20
Less average refinery operating expenses per produced barrel sold	8.22	10.81
Net operating margin per produced barrel sold	$4.48	$12.39

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per gallon amounts)
Renewables segment sales and other revenues	$239,559	$298,016
Renewables segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	230,273	262,738
Lower of cost or market inventory adjustment	1,188	47,597
	8,098	(12,319)
Add (subtract) lower of cost or market inventory adjustment	1,188	47,597
Renewables gross margin	$9,286	$35,278

Renewables segment operating expense	$26,461	$31,371

Produced gallons sold (in thousand gallons)	61,172	46,012

Renewables gross margin per produced gallon sold	$0.15	$0.77
Less average renewables operating expense per produced gallon sold	0.43	0.68
Net operating margin per produced gallon sold	$(0.28)	$0.09

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of marketing gross margin to gross margin per gallon sold

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per gallon amounts)
Marketing segment sales and other revenues	$775,807	$937,385
Marketing segment cost of products sold	752,530	924,049
Marketing gross margin	$23,277	$13,336

Sales volumes (in thousand gallons)	321,010	328,407

Marketing segment gross margin per gallon sold	$0.07	$0.04

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, HEP's share of Osage environmental remediation costs and acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$402,096	$484,705
Income tax expense	85,474	99,700
Net income	316,622	385,005
Less net income attributable to noncontrolling interest	1,958	31,739
Net income attributable to HF Sinclair stockholders	314,664	353,266

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(219,370)	47,597
HEP's share of Osage environmental remediation costs	—	870
Acquisition integration and regulatory costs	1,048	3,910
Total adjustments to income before income taxes	(218,322)	52,377
Adjustment to income tax expense (1)	(45,921)	11,096
Adjustment to net income attributable to noncontrolling interest	—	460
Total adjustments, net of tax	(172,401)	40,821

Adjusted results - Non-GAAP:
Adjusted income before income taxes	183,774	537,082
Adjusted income tax expense (2)	39,553	110,796
Adjusted net income	144,221	426,286
Less net income attributable to noncontrolling interest	1,958	32,199
Adjusted net income attributable to HF Sinclair stockholders	$142,263	$394,087
Adjusted earnings per share - diluted (3)	$0.71	$2.00

(1)    Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Non-GAAP income tax expense (2)	$39,553	$110,796
Add GAAP income tax expense	85,474	99,700
Non-GAAP adjustment to income tax expense	$(45,921)	$11,096

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2024	2023
	(In thousands)
GAAP:
Income before income taxes	$402,096	$484,705
Income tax expense	$85,474	$99,700
Effective tax rate for GAAP financial statements	21.3%	20.6%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	0.2%	—%
Effective tax rate for adjusted results	21.5%	20.6%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510